THE BEAR STEARNS COMPANIES INC.
                                  IncomeNotes(SM)
            With Maturities of Nine Months or More from Date of Issue

Registration No. 333-104455
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 2
(To Prospectus dated April 24, 2003,
and Prospectus Supplement dated June 19, 2003)
Trade Date:  July 7, 2003
Issue Date:  July 10, 2003

The date of this Pricing Supplement is July 7, 2003

-------------- -------------- --------------- -------------- -------------- -------------- ------------- -----------------------
                                                 Price to     Discounts &                                       Interest
    CUSIP#     Interest Rate   Maturity Date      Public      Commissions    Reallowance      Dealer        Payment Frequency
-------------- -------------- --------------- -------------- -------------- -------------- ------------- -----------------------
  07387EAC1        2.85%         7/15/2008       100.00%         1.00%         0.150%         99.25%              Semi
-------------- -------------- --------------- -------------- -------------- -------------- ------------- -----------------------
  07387EAD9        4.15%         7/15/2013       100.00%         1.50%         0.200%         98.90%              Semi
-------------- -------------- --------------- -------------- -------------- -------------- ------------- -----------------------
  07387EAE7        5.10%         7/15/2018       100.00%         2.00%         0.350%         98.40%             Monthly
-------------- -------------- --------------- -------------- -------------- -------------- ------------- -----------------------

                                               Subject to Redemption
                                               ---------------------
--------------- --------------- ------------ -------- ---------------------------------------------- ------------ --------------
                                                                                                      Aggregate
First Interest  First Interest   Survivor's                                                           Principal
 Payment Date   Payment Amount     Option     Yes/No           Date and Terms of Redemption             Amount     Net Proceeds
--------------- --------------- ------------ -------- ---------------------------------------------- ------------ --------------
   1/15/2004        $14.65           Yes        No                          N/A                       $   87,000   $   86,130
--------------- --------------- ------------ -------- ---------------------------------------------- ------------ --------------
   1/15/2004        $21.33           Yes        No                          N/A                       $1,035,000   $1,019,475
--------------- --------------- ------------ -------- ---------------------------------------------- ------------ --------------
   8/15/2003         $4.96           Yes       Yes     Commencing 7/15/2006 and on the interest       $9,965,000   $9,765,700
                                                       payment dates thereafter until Maturity, the
                                                       Notes may be called in whole at par at the
                                                       option of the Company on ten calendar days
                                                       notice.
--------------- --------------- ------------ -------- ---------------------------------------------- ------------ --------------

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.